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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
(pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§1350))

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), the undersigned, Leonard P. Shaykin, Chairman of the Board of Directors and Chief Executive Officer of Tapestry Pharmaceuticals, Inc. (the "Company") does hereby certify, to his knowledge, that:

  (a)
  the Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2003 of the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2004

/s/ LEONARD P. SHAYKIN Leonard P. Shaykin Chairman of the Board of Directors Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Tapestry Pharmaceuticals, Inc. and will be retained by Tapestry Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification "accompanies" the Form 10-K/A (Amendment No. 1) to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A (Amendment No. 1)), irrespective of any general incorporation language contained in such filing.

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CERTIFICATION OF CHIEF EXECUTIVE OFFICER (pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§1350))